INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-88124, No. 33-88180, No. 333-09623, No. 333-39060, No. 333-39064, No.
333-39290, and No. 333-61588 on Form S-8 of our report dated December 12, 2001, relating to the financial statements as of and for the years ended October 31, 2001, 2000 and 1999, appearing in this Annual Report on Form 10-K of Shuffle Master, Inc. for the year ended October 31, 2001.


Minneapolis, Minnesota
January 29, 2002                                           Deloitte & Touche LLP